Exhibit 99.4

Investment Corporation

AAMES INVESTMENT CORPORATION HIRES JOHN A. VELLA

AS PRESIDENT AND CHIEF OPERATING OFFICER

Los Angeles, California, July 11 2005 – Aames Investment Corporation (NYSE: AIC), a mortgage real estate investment trust, today announced that it has hired John A. Vella as its President and Chief Operating Officer. In his new role at Aames, Mr. Vella’s primary focus will be achieving the Company’s growth objectives in its core subprime mortgage business and will have management responsibility for the Company’s sales organization, its loan servicing and credit operation platforms.

Mr. Vella most recently served as Chief Sales Officer for Option One Mortgage, a national subprime lender, and brings to Aames over 23 years of experience in the lending industry. Prior thereto, Mr. Vella served as Chief Administrative Officer at Option One Mortgage since 2002 where he managed, among other things, loan servicing and information technology departments.

A. Jay Meyerson, Chairman of the Board and Chief Executive Officer of Aames, commented, “As we continue to grow our loan production channels and REIT portfolio, Aames will require additional management capabilities in order to effectively meet our growth objectives. We are excited to add John to our executive team and expect to benefit from his extensive knowledge and experience in mortgage and consumer lending. John brings to Aames an in-depth understanding of the sales, operations and loan servicing aspects of our business.”

“Jay and his team have positioned Aames as one of the leading independent subprime mortgage real estate investment trusts,” said Mr. Vella. “In my new position, I look forward to leading a new phase of expansion in its loan production and loan servicing capabilities, while continuing the Company’s record as a well managed and disciplined mortgage lender. I look forward to working at Aames and with its current management team that has contributed to its success,” stated Mr. Vella.

Prior to joining Option One Mortgage, Mr. Vella was Chief Executive Officer of Household Auto Finance, a division of Household International, from 1999 to 2002. In addition, Mr. Vella has served in management positions at GMAC, Freddie Mac, and Fleet National Bank.

Contact Information

For more information contact Steven C. Canup, Senior Vice President – Corporate Development and Investor Relations, in Aames Investment’s Investor Relations Department at (323) 210-5311 or at info@aamescorp.com via email.

Additional information may also be obtained by visiting www.aames.com, Aames Investment’s website.

Information Regarding Forward Looking Statements

This press release may contain forward-looking statements under federal securities laws. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties that may cause our performance and results to vary include: (i) changes in overall economic conditions and interest rates; (ii) an inability to originate subprime hybrid/adjustable mortgage loans; (iii) increased delinquency rates in our portfolio; (iv) adverse changes in the securitization and whole loan market for mortgage loans; (v) declines in real estate values; (vi) limited cash flow to fund operations and dependence on short-term financing facilities; (vii) concentration of operations in California, Florida, New York and Texas; (viii) extensive government regulation;(ix) intense competition in the mortgage lending industry and (x) an inability to comply with the federal tax requirements applicable to REITs and effectively operate within limitations imposed on REITs by federal tax rules. For a more complete discussion of these risks and uncertainties and information relating to the company, see the Form 10-K for the year ended December 31, 2004 and other filings with the SEC made by the company pursuant to the Securities Exchange Act of 1934. Aames Investment expressly disclaims any obligation to update or revise any forward-looking statements in this press release.